Exhibit 99.1

JDA Software and i2 Technologies	Contact Information
JOINT PRESS RELEASE	at End of Release
JDA Software Group to Acquire i2 Technologies
•	Acquisition establishes leading global provider of supply chain management software with more than 6,000 customers; Expands JDA’s addressable market to include Discrete Manufacturing and extends leadership in Transportation

•	Combined revenues approximate $617 million (on a trailing twelve-month basis) with a broad, seamless portfolio of products and services for the Manufacturing, Wholesale Distribution, Retail and Services Industries

•	Transaction expected to be accretive in 2010; $20 million of net, near-term financial synergies

•	Transaction scheduled to close in first quarter 2010; structured to ensure a high degree of completion certainty
Scottsdale, Arizona and Dallas, Texas – November 5, 2009 - JDA ® Software Group, Inc. (NASDAQ: JDAS) and i2 Technologies, Inc. (NASDAQ: ITWO) today announced the signing of a definitive merger agreement for JDA Software to acquire i2 Technologies, Inc., a leading global provider of supply chain solutions, for an enterprise value of approximately $396 million. The combination of the two companies creates a global leader in the market for supply chain planning and optimization. On a pro-forma trailing 12-month basis, the combined company has annual revenues of approximately $617 million, including over $275 million of annual maintenance and recurring subscription fees.
     According to JDA Chief Executive Officer Hamish Brewer, the i2 acquisition will firmly establish JDA as a leading enterprise software company with a deep focus on supply chain management and a full complement of managed and hosted services offerings.
     “Our strategic rationale for acquiring i2 is even more compelling today than it was a year ago. The challenges of the economic crisis have focused the market’s attention on the disciplines of supply chain planning and JDA has established a leading role in this active market. Integrating i2’s solutions and expertise will only expand our opportunity to build substantial new shareholder value over the coming years.”
     “Over time we have come to know the i2 business very well and based on our detailed diligence and proven track record for delivering value, I am confident that we can reliably unlock the sizable potential that exists within this company,” added Brewer.
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     “This is a powerful combination,” said i2 Chairman, President and CEO Jackson L. Wilson, Jr.  “Our customers will be supported by a team of supply chain professionals that is unmatched in the industry.  Innovation will accelerate. Our expanded geographic footprint will enhance sales penetration and service delivery.  This is the right transaction for our customers, partners and employees.”
Snapshot of the Combined Company
     By combining JDA and i2, the resulting company will have significantly improved operating leverage and a strong financial position. The near-term operating synergies resulting from this combination are expected to produce net annual cost savings of approximately $20 million. As a result of the pending acquisition, i2 has cancelled its previously announced conference call to discuss their third quarter 2009 financial results.
     “JDA is using a balanced combination of cash on hand, debt financing and JDA common stock to finance the transaction. We intend to access the high-yield loan market to finance approximately $275 million of acquisition financing,” commented Pete Hathaway, JDA’s Executive Vice President and Chief Financial Officer. “The company’s pro-forma leverage is anticipated to be modest and the combined cash flow from operations will be significant.”

	JDAS	ITWO	Combined
	TTM ended	TTM ended	Company
($ in Millions)	Sept. 30, 2009	Sept. 30, 2009	(Before Synergies)
Revenues:
Software	$94.5	$52.7	$147.2
Maintenance	176.4	76.8	253.2

Product Revenues	270.9	129.5	400.4
Service Revenues	114.0	102.3	216.3

Total Revenues	$384.9	$231.8	$616.7

Operating Income	$16.4	$40.8	$57.2
Net Income	$4.3	$45.8	$50.1
Adjusted EBITDA (1)	$97.6	$61.2	$158.8

Cash Flow from Operations	$56.9	$42.5	$99.4

Employees	1,798	1,172	2,970
Customers	5,900+	400+	6,000+

(1)	See attached reconciliation of Non-GAAP measures of performance.
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Terms of the Transaction
     A primary goal of this transaction is to provide a high degree of completion certainty to the shareholders of both JDA and i2. With this in mind, the acquisition will be completed following one of the structures described below. JDA is pursuing the Intended Structure in order to provide the mix of consideration described below. Otherwise, JDA will complete the acquisition using the Alternative Structure.
Intended Structure
     As provided in the definitive merger agreement, JDA intends to raise approximately $275 million of senior unsecured notes through a best-efforts financing between the signing date and December 18, 2009. If JDA raises sufficient funds and satisfies other conditions in the definitive merger agreement by December 18, 2009, each issued and outstanding share of i2 common stock will be converted into the right to receive approximately $12.70 in cash and 0.256x shares of JDA common stock with a combined value equal to $18.00 per share based on JDA’s closing stock price on November 4, 2009.
Alternative Structure
     If JDA does not raise sufficient funds and meet the conditions necessary to complete the transaction under the Intended Structure, then the parties will proceed with the Alternative Structure. Under the Alternative Structure, each issued and outstanding share of i2 common stock will be converted into the right to receive approximately $6.00 in cash and 0.580x shares of JDA common stock with a combined value of $18.00 per share based on JDA’s stock price on November 4, 2009. JDA has received a fully-underwritten commitment from Wells Fargo Foothill and Wells Fargo Securities to provide a $120 million term loan and a $20 million revolving credit facility to finance the transaction under the Alternative Structure.
     Under either the Intended Structure or the Alternative Structure, each issued and outstanding share of i2’s Series B Convertible Preferred Stock will be converted into the right to receive $1,100.00 per share in cash, and will receive all accrued and unpaid dividends.
     The transaction has an aggregate enterprise value of $396 million on a diluted basis and is expected under both transaction structures to be accretive to JDA’s 2010 non-GAAP EPS. The following table provides an overview of the net purchase price (enterprise value) to acquire i2, excluding direct costs of the acquisition:
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($ in millions)
Purchase of i2 common equity ($18/share)	$434.4
Retirement of Series B convertible preferred stock (1)	121.7

Gross acquisition cost	556.1
Less: Available i2 cash balance at closing (estimated)	(160.0)

Net Purchase Price = Enterprise value	$396.1

(1)	Illustrative settlement value based on change of control premium on face value.
     Direct costs of the acquisition are currently estimated to range from $32 million to $35 million and include financing-related costs, investment-banker fees, legal costs and restructuring costs.
     JDA will use cash from financing sources (senior unsecured notes or bank financing as appropriate), together with the companies’ combined cash balances at closing, to fund the cash obligations of the merger agreement, related transaction expenses, and to provide cash for the combined companies’ ongoing working capital and general corporate needs.
     The Board of Directors of each company has approved the transaction. Consummation of the transaction, which is expected to close in first quarter 2010, is subject to several closing conditions, including the approval and adoption of the merger agreement by i2’s stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods and regulatory and other customary conditions. If the transaction proceeds with the Alternative Structure, approval by JDA shareholders will also be required. The JDA Board of Directors will consider adding one mutually agreeable i2 director to its board, and under the Alternative Structure the appointment is required.
     JDA has entered into voting agreements with all directors and certain executive officers of i2, and with i2’s Series B stockholder, pursuant to which such signatories have agreed to vote in favor of the merger agreement and against any other proposal or offer to acquire i2. The voting agreements restrict the transfer of shares by the signatories, except under certain limited conditions.
     The definitive merger agreement provides for the following termination fees: (i) $15 million payable to JDA if i2 terminates the merger agreement to accept a superior proposal, changes its recommendation and in certain other circumstances; (ii) $7 million payable to i2 if approval by JDA stockholders is required but not attained; and (iii) $30 million payable to i2 if JDA fails to close the merger due to failure to obtain financing under certain circumstances.
     Goldman Sachs acted as exclusive financial advisor to JDA and DLA Piper US LLP acted as JDA’s legal counsel. Thomas Wiesel Partners acted as exclusive financial advisor to i2 and Munsch Hardt Kopf & Harr, P.C. acted as i2’s legal counsel.
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Investor Conference Call and Webcast Information for Today’s Announcement
     JDA will host an investor conference call and webcast today, November 5, 2009 at 10:00 a.m. Eastern time to discuss the pending acquisition of i2. To hear the audio portion of the call and for investor question and answers at the end, dial (877) 757-0919 (United States/Canada) or (719) 234-7871 (International) and enter participant passcode 873430.
     To view the webcast of the call, go to the following Web page 10 minutes prior to the time of the conference call: http://www.talkpoint.com/viewer/starthere.asp?Pres=128624. The conference call recording will be available for replay two hours after the call’s completion.  To access the recording, dial (888) 348-4629 (United States/Canada) or (719) 884-8882 (International) and enter replay pin number 873430.
Industry Analyst Conference Call and Webcast Information for Today’s Announcement
     JDA will host an industry analyst conference call and webcast today, November 5, 2009 at 11:30 a.m. Eastern time to discuss the pending acquisition of i2. To hear the audio portion of the call and for questions and answers at the end, dial (866) 880-8920 (United States/Canada) or (706) 679-7356 (International). To view the webcast of the call, go to the following Web page 10 minutes prior to the time of the conference call: https://www.livemeeting.com/cc/jda/join. – using Meeting ID: JDA2009 and Entry Code: 9W7673.
About i2 Technologies, Inc. (Pre Acquisition)
     Throughout its more than 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries. Learn more at www.i2.com. i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.
About JDA Software Group, Inc. (Pre Acquisition)
     JDA® Software Group, Inc. (NASDAQ: JDAS) is the world’s leading supply chain solutions provider, helping companies optimize operations and improve profitability. JDA drives business efficiency for its global customer base of more than 5,800 retailers, manufacturers, wholesaler-distributors and services industries companies through deep domain expertise and innovative solutions. JDA’s combination of unmatched services, together with its integrated yet modular solutions for merchandising, supply chain planning and execution and revenue management, leverage the strong heritage and knowledge capital of market leaders including Manugistics, E3, Intactix and Arthur. When supply chain results matter, companies
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turn to JDA. For more information about JDA, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382 / +1.480.308.3000.
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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of JDA Software Group, Inc. (“JDA”) and i2 Technologies, Inc. (“i2”), future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) JDA’s ability to leverage the i2 products to enable it to further expand its position in the supply chain market; (b) JDA’s ability to successfully integrate and market the i2 products; (c) JDA’s and i2’s ability to obtain regulatory approvals; and (d) JDA’s and i2’ assumptions regarding the future financial and operating results of the combined company if JDA and i2 successfully complete the merger. Additional information relating to the uncertainty affecting the businesses of JDA and i2 as well as certain risk associated with the pending merger between JDA and i2 will be contained in the respective filings with the SEC, including the Proxy Statement referred to below. Neither JDA nor i2 is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     In addition to the specific risks identified in the proceeding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into JDA’s business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, JDA will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of JDA and i2 (if a meeting of JDA stockholders is held in connection with the Merger) or a proxy statement of i2 (if no meeting of JDA stockholders is held) that in either case also constitutes a prospectus of JDA. JDA (if a meeting of JDA stockholders is held) and i2 will mail a proxy statement/prospectus to their respective stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to i2’s Investor Relations page on its corporate website at www.i2.com or to JDA’s corporate website at www.jda.com on its investor relations page.
     JDA, i2, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 and JDA in connection with the transaction described herein. Information regarding i2’s directors and executive officers is set forth in i2’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009 and Annual Report on Form 10-K filed with the SEC on March 12, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov. i2’s filings are available free of charge on i2’s corporate website at www.i2.com on its investor relations page or by telephone as listed above. Information regarding JDA’s directors and executive officers is set
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forth in JDA’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2009 and Annual Report on Form 10-K filed with the SEC on March 13, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov or at JDA’s corporate website at www.jda.com on its investor relations page. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by securities holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
JDA Investor Relations Contacts:
Pete Hathaway, EVP/CFO
pete.hathaway@jda.com
480-308-3000
Lawrence Delaney, Jr.
The Berlin Group
larry@berlingroup.com
714-734-5142
JDA Public Relations Contact:
Kathy Kim, Senior Director, Marketing
kathy.kim@jda.com
480-308-3248
i2 Public Relations Contact:
Beth Elkin, Sr. Director, Corporate Communications
Beth_Elkin@i2.com
469-357-4225
i2 Investor Relations Contact:
Tom Ward, Director, Investor Relations
Tom_Ward@i2.com
469-357-3854
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NON-GAAP MEASURES OF PERFORMANCE
(in millions)

	JDAS	ITWO	Combined
	TTM Ended	TTM Ended	Company
	Sept. 30, 2009	Sept.30, 2009	(Before Synergies)

Non-GAAP Operating Income and Adjusted EBITDA

Operating Income (GAAP BASIS)	$16.4	$40.8	$57.2

Adjustments for non-GAAP measures of performance:
Add back amortization of software technology	4.0	—	4.0
Add back amortization of intangibles	24.0	—	24.0
Add back restructuring charges and adjustments to acquisition-related reserves	11.1	3.8	14.9
Add back stock-based compensation	7.6	12.2	19.8
Add back costs of abandoned acquisition	25.0	—	25.0

Adjusted non-GAAP Operating Income	88.1	56.8	144.9

Add back depreciation	9.5	4.4	13.9

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$97.6	$61.2	$158.8

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Arizona 85260